UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2011

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Group 1 Automotive, Inc. (the “Company”), was held on May 13, 2011. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as set forth below.

Proposal 1

The two director nominees named in the Company’s proxy statement were elected as Class III directors to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
Louis E. Lataif	16,557,091	3,226,647	2,705,316
Stephen D. Quinn	17,900,128	1,883,610	2,705,316

Proposal 2

The proposal to approve, on an advisory basis, the resolution on executive compensation, was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,459,651	8,310,107	13,980	2,705,316

Proposal 3

The proposal on the frequency of the advisory vote on executive compensation received the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
15,085,093	742,624	3,081,551	73,413	2,705,316

Based on these results, we will hold advisory votes regarding our executive compensation annually until the next required frequency vote occurs.

Proposal 4

The proposal to ratify the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2011 was approved based upon the following votes:

For	Against	Abstain
22,395,410	89,578	4,075

8.01 Other Events.

The Company also announced that its board of directors approved a quarterly cash dividend of $0.11 per share payable on June 15, 2011, to stockholders of record on June 1, 2011. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of Group 1 Automotive, Inc., dated as of May 13, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

May 16, 2011	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Group 1 Automotive, Inc., dated as of May 13, 2011